UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MEREDITH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

MEREDITH CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, November 14, 2018

10:00 a.m. Central Standard Time (“CST”)

Directions to attend the Annual Meeting of Shareholders (the “Annual Meeting”) where you may vote in person can be found on our website, www.meredith.com/about-us/our-headquarters

Important Notice Regarding the Availability of Proxy Materials (the “Notice”) for the Annual Meeting to be Held on November 14, 2018

Notice is hereby given that the Annual Meeting of Meredith Corporation will be held at 1716 Locust Street, Des Moines, Iowa on November 14, 2018 at 10:00 a.m. CST.

This is not a ballot. You cannot use this Notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.idelivercommunications.com/proxy/mdp/

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this Notice on or before November 2, 2018 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR each of the nominees for director, and FOR Proposals 2 and 3.

1.	To elect three Class II directors for terms expiring in 2021 and one Class III director for a term expiring in 2019;

2.	To approve, on an advisory basis, the executive compensation program for the Company’s named executive officers;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2019; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet or by telephone:

www.proxypush.com/mdp	1-866-883-3382

●	Use the Internet or touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. CST on November 13, 2018.

●	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card,
Proxy Statement and Annual Report, please contact us via:

Internet – Access the Internet and go to www.idelivercommunications.com/proxy/mdp/. Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 877-847-4696 in the U.S. or Canada to order copies. Please have available the 11-digit control number located in the box in the upper right-hand corner on the front of this Notice.

E-mail – Send us an e-mail at ideliver@afpi.com with “MDP Materials Request” in the subject line. The e-mail must include:
●	Your full name and the 11-digit control number located in the box in the upper right-hand corner on the front of this Notice.
●	Your preference to receive printed materials via mail - or - to receive an e-mail with links to the electronic materials.
●	If you choose e-mail delivery, you must include your e-mail address.
●	If you would like this election to apply to delivery of material for all future meetings, you must include the word “Permanent.”

Important Information about the Notice of Proxy Materials

This Notice is provided to shareholders in place of the printed materials for the upcoming Annual Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the Annual Meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, Annual Report and Proxy Statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via telephone, email or Internet.